                      Consent of Independent Accountants

     We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated March 5, 1996, appearing on page 25 of Crown Cork & Seal Company, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1995. We also consent to the references to us under the headings "Experts" and "Selected Historical Financial Information" in such Prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Historical Financial Information."

PRICE WATERHOUSE LLP
Philadelphia, PA
October 23, 1996